THE INDEBTEDNESS COVERED BY THIS AMENDMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE REVOLVING INTERCREDITOR AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 7, 2003 (AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "REVOLVING INTERCREDITOR AGREEMENT"), AMONG FOH HOLDINGS, INC., FREDERICK'S OF HOLLYWOOD, INC., AND THE SUBSIDIARIES OF FREDERICK'S OF HOLLYWOOD, INC. LISTED THEREIN, WELLS FARGO RETAIL FINANCE, LLC, AS AGENT, MELLON HBV SPV LLC, AS AGENT, AND THE SUBORDINATED CREDITORS LISTED THEREIN.

THE INDEBTEDNESS COVERED BY THIS AMENDMENT IS SUBJECT TO THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 7, 2003 (AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), AMONG THE TRANCHE A/B LENDERS (AS DEFINED THEREIN), THE TRANCHE C LENDERS (AS DEFINED THEREIN) AND MELLON HBV SPV LLC, AS AGENT AND COLLATERAL AGENT.  BY ITS ACCEPTANCE OF THIS AMENDMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT TO THE SAME EXTENT THAT THE PARTIES (AS DEFINED THEREIN) ARE BOUND.

AMENDMENT NO. 1 (the "Amendment"), effective as of July 20, 2005, to the Amended and Restated Tranche A/B, Tranche B and Tranche C Term Loan Agreement, dated as of June 30, 2005 (the "Term Loan Agreement"), among Frederick's of Hollywood, Inc., a California corporation (the "Borrower"), FOH Holdings, Inc., a Delaware corporation ("Holdings"), the Subsidiaries of the Credit Parties listed in Annex I (each a "Frederick's Subsidiary" and collectively, the "Frederick's Subsidiaries"), the lending institutions listed in Annex II as Tranche A/B lenders (each a "Tranche A/B Lender" and collectively, the "Tranche A/B Lenders"), the lending institutions listed on Annex III as Tranche C lenders (each a "Tranche C Lender" and collectively, the "Tranche C Lenders"; the Tranche A/B Lenders and Tranche C Lenders each being a "Lender" and collectively, the "Lenders") and Mellon HBV SPV LLC, as agent for the Lenders (in such capacity, the "Agent") and as collateral agent for the Lenders (in such capacity, the "Collateral Agent").

The parties to the Term Loan Agreement wish to make certain amendments to the Term Loan Agreement, and to consent to certain payments as set forth herein.

Accordingly, each of the Credit Parties, the Agent and the Lenders agree as follows:

1.           Definitions.  Section 1.1 of the Term Loan Agreement is hereby amended to add the following definitions:

"Class Action Suit" means that certain litigation filed in the Superior Court of the State of California alleging violations of wage and hour provisions of the California Labor Code entitled JUDICIAL COUNCIL COORDINATION PROCEEDING NO. 4397, Coordination Proceeding Special Title (Rule 1550(b)), FREDERICK'S OF HOLLYWOOD OVERTIME CASES – included actions:  Lucero v. Frederick's of Hollywood Stores, Inc.; Dunbar v. Frederick's of Hollywood Stores, Inc.; Lawrence v. Frederick's of Hollywood Stores, Inc.

"Loan Sale" means the acquisition of the Credit Documents, and the obligations evidenced thereby, by Mellon HBV SPV LLC pursuant to the Assignment and Assumption Agreements, dated on or about March 3, 2005, between Mellon HBV SPV LLC and each of Calyon, Smoky River CDO, L.P., Indosuez Capital Funding IIA, Ltd. and ML CLO XV Pilgrim America (Cayman), Ltd.

2.           Amendments.

(a)           Section 8.11.  Section 8.11 of the Term Loan Agreement is hereby amended by deleting sub-clause (v) thereof, including the provisos contained therein, and substituting therefor the following:

"(v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Credit Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of any Credit Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Credit Party, provided that this Section 8.11 shall not prohibit payments of (a) management fees to any shareholder or other equity holder in an aggregate amount not to exceed $50,000 each calendar quarter and (b) payments not to exceed $30,000 annually to each independent member of the Board of Directors of Holdings, $1,000 for each member of the Board of Directors of Holdings for each in-person meeting of the Board of Directors of Holdings attended by such director and $500 for each member of the Board of Directors of Holdings for each telephonic meeting of the Board of Directors of Holdings attended by such director."

(b)           Section 8.22.  The Term Loan Agreement is hereby amended to add Section 8.22 as follows:

"8.22    Class Action Suit.  The Credit Parties shall not make any payment in connection with any settlement, compromise, judgment, or other resolution on account of the claims which are the subject matter of the Class Action Suit unless the aggregate of such payments do not exceed $750,000 at any time."

(c)           Financial Statements.   The Credit Parties shall deliver copies of the Borrowers' business plan, in form and substance (including as to scope and underlying assumptions) satisfactory  to Agent,  pursuant to its Permitted Discretion, for fiscal year 2006 in accordance with Section 7.1(b)(iii) of the Term Loan Agreement on or before the 7th day following the effective date of this Amendment.

3.           Consent.  Notwithstanding the provisions of Section 8.11(v) of the Term Loan Agreement, the Agent and Required Lenders hereby consent to the payment by the Borrower of reasonable, actual out-of-pocket fees and expenses (including reasonable attorneys' fees) incurred by Lenders and current shareholders of Holdings in connection with the restructuring of the Credit Documents pursuant to the Term Loan Agreement as amended and restated on June 30, 2005, the Capital Infusion, the Loan Sale and the transaction contemplated by the Stock Purchase Agreements; provided that, such fees and expenses do not exceed $250,000 in the aggregate.

4.           Waiver of Defaults.    Pursuant to the request of the Credit Parties and in accordance with Section 11.11 of the Term Loan Agreement, the Agent and the Required Lenders hereby consent to, and waive any Event of Default that exists as of the date hereof.  The waivers in this Section 3 shall be effective only in this specific instance and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Term Loan Agreement or any other Credit Document, which terms and conditions shall remain in full force and effect. Without limiting the generality of the foregoing, it is understood and agreed that nothing in this Amendment shall be deemed a waiver of any other Event of Default or Default hereafter arising.

5.           Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Amendment Effective Date"):

(a)           Payment of Fees, Etc.  The Credit Parties shall have paid all fees, costs, expenses and taxes payable to the Agent and the Lenders on the Amendment Effective Date by the Credit Parties pursuant to Section 11.2 of the Term Loan Agreement and the Revolving Credit Agent shall have consented to the payment of such fees, costs, expenses and taxes payable to the Agent and the Lenders.

(b)           Representations and Warranties; No Event of Default.  The representations and warranties contained herein, in Article VI of the Term Loan Agreement and in each other Credit Document, certificate or other writing delivered to the Agent or a Lender pursuant hereto or pursuant to the Term Loan Agreement shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date, and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c)           Delivery of Documents.  The Agent shall have received on or before the Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i)           a copy of this Amendment, duly executed by each Credit Party;

(ii)           a fully executed copy of the Eighth Amendment to Financing Agreement in the form attached hereto as Exhibit A, amending the Revolving Credit Agreement.

6.           Continued Effectiveness of Term Loan Agreement.  Each of the Credit Parties hereby (i) confirms and agrees that each Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date (A) all references in the Term Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Term Loan Agreement shall mean the Term Loan Agreement as amended by this Amendment, and (B) all references in any other Credit Document to "the Term Loan Agreement", "thereto", "thereof', "thereunder" or words of like import referring to the Term Loan Agreement shall mean the Term Loan Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Credit Document purports to assign or pledge to the Agent, or to grant to the Agent a security interest in or lien on, any collateral as security for the Obligations of the Credit Parties from time to time existing in respect of the Term Loan Agreement and the Credit Documents, each such pledge, assignment and grant of the security interest or lien is hereby ratified and confirmed in all respects.. Except as expressly set forth herein, the amendments, waivers and consents set forth herein shall not by implication or otherwise limit, impair, constitute an amendment, waiver or consent of, or otherwise affect the rights or remedies of the Lenders or the Agent under the Term Loan Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Term Loan Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Term Loan Agreement or any other Credit Document in similar or different circumstances. The amendment, waiver and consent herein shall apply and be effective only with respect to the matters expressly covered thereby. This Amendment, including the waivers and consents set forth herein, shall constitute a Credit Document for all purposes of the Term Loan Agreement and the other Credit Documents.

7.           Miscellaneous

(a)           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b)           Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)           THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

(d)           The Credit Parties jointly and severally agree to pay on demand all fees, costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents, including, without limitation, the reasonable fees, disbursements and other charges of Covington & Burling, counsel to the Agent.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

FREDERICK'S OF HOLLYWOOD, INC.

By:		/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

FOH HOLDINGS, INC.

By:		/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

FREDERICK'S OF HOLLYWOOD STORES, INC.

By:		/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

HOLLYWOOD MAIL ORDER, LLC

By:		FOH Holdings, Inc. its Manager

	By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

FREDERICKS.COM, INC.

By:		/s/ Linda LoRe
Name: Linda LoRe
Title: President and CEO

MELLON HBV SPV LLC,
as Agent and Collateral Agent and as a Lender

By:	MELLON HBV ALTERNATIVE
STRATEGIES LLC, in its capacity as Managing Member of Mellon HBV SPV LLC

	By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Chief Administrative Officer

MELLON HBV MASTER REDISCOVERED OPPORTUNITIES FUND L.P.

By:	MELLON HBV COMPANY LTD.,
Its General Partner

	By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Director